UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Capstone Turbine Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-4180883
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

21211 Nordhoff Street, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Form 8-A/A is filed by Capstone Turbine Corporation (the “Company”) to reflect the expiration of the preferred stock purchase rights (the “Rights”) registered on the Form 8-A filed by the Company on July 8, 2005.

Item 1.                   Description of the Registrant’s Securities to Be Registered.

On May 6, 2016 the Company entered into Amendment No. 5 (the “Amendment”) to the Rights Agreement, dated as of July 7, 2005, as amended by Amendment No. 1, dated as of July 3, 2008, Amendment No. 2, dated as of June 9, 2011, Amendment No. 3, dated as of July 1, 2014, and Amendment No. 4, dated as of August 5, 2014 (the “Rights Agreement”), between the Company and Computershare Inc., as successor-in-interest to Mellon Investor Services LLC, as rights agent. The Amendment accelerates the expiration of the Rights from 5:00 p.m., California time, on the 30th day after the Company’s 2017 annual meeting of stockholders to 5:00 p.m., California time, on May 6, 2016, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.6 and incorporated herein by reference.

Item 2.                   Exhibits.

4.1

Rights Agreement, dated as of July 7, 2005, between Capstone Turbine Corporation and Mellon Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 8, 2005)

4.2

Amendment No. 1 to Rights Agreement, dated as of July 3, 2008, between Capstone Turbine Corporation and Mellon Investor Services LLC. (incorporated by reference to Exhibit 4 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 10, 2008)

4.3

Amendment No. 2 to Rights Agreement, dated as of June 9, 2011, between Capstone Turbine Corporation and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.6 to Capstone Turbine Corporation’s Annual Report on Form 10-K filed on June 14, 2011)

4.4

Amendment No. 3 to Rights Agreement, dated as of July 1, 2014, between Capstone Turbine Corporation and Computershare Inc., as successor-in-interest to Mellon Investor Services LLC (incorporated by reference to Exhibit 4 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 2, 2014)

4.5

Amendment No. 4 to Rights Agreement, dated as of August 5, 2014, between Capstone Turbine Corporation and Computershare Inc., as successor-in-interest to Mellon Investor Services LLC (incorporated by reference to Exhibit 4 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on August 6, 2014)

4.6

Amendment No. 5 to Rights Agreement, dated as of May 6, 2016, between Capstone Turbine Corporation and Computershare Inc., as successor-in-interest to Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on May 9, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-A to be signed on its behalf by the undersigned hereunto duly authorized.

Capstone Turbine Corporation

Date: May 9, 2016	By:	/s/ Darren Jamison
	Name:	Darren Jamison
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

4.1

Rights Agreement, dated as of July 7, 2005, between Capstone Turbine Corporation and Mellon Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 8, 2005)

4.2

Amendment No. 1 to Rights Agreement, dated as of July 3, 2008, between Capstone Turbine Corporation and Mellon Investor Services LLC. (incorporated by reference to Exhibit 4 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 10, 2008)

4.3

Amendment No. 2 to Rights Agreement, dated as of June 9, 2011, between Capstone Turbine Corporation and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.6 to Capstone Turbine Corporation’s Annual Report on Form 10-K filed on June 14, 2011)

4.4

Amendment No. 3 to Rights Agreement, dated as of July 1, 2014, between Capstone Turbine Corporation and Computershare Inc., as successor-in-interest to Mellon Investor Services LLC (incorporated by reference to Exhibit 4 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 2, 2014)

4.5

Amendment No. 4 to Rights Agreement, dated as of August 5, 2014, between Capstone Turbine Corporation and Computershare Inc., as successor-in-interest to Mellon Investor Services LLC (incorporated by reference to Exhibit 4 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on August 6, 2014)

4.6

Amendment No. 5 to Rights Agreement, dated as of May 6, 2016, between Capstone Turbine Corporation and Computershare Inc., as successor-in-interest to Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Capstone Turbine Corporation’s Current Report on Form 8-K filed on May 9, 2016)